UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2013

Bio-Matrix Scientific Group, Inc.
(Exact Name of Company as Specified in Charter)

Delaware	0-32201	33-0824714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4700 Spring Street, Suite 304
La Mesa California, 91942
 (Address of Principal Executive Offices, Zip Code)

Company’s telephone number, including area code:(619) 702-1404

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 26, 2013 Bio-Matrix Scientific Group, Inc (the “Company”) entered into an agreement with Caven Investments LLC (“Caven”).

Caven currently holds a convertible note in the remaining amount of $140,000 bearing interest at 6% per annum (“Convertible Note”) as well as a warrant, exercisable for three years from August 20, 2012, to purchase up to 16,500,000 of the common shares of the Company at an exercise price of $0.01 per share (“BMSN Warrant”).

Pursuant to the agreement, the Company shall issue 66,287,898 of its common shares and cause to be issued 1,500,000 common shares of Regen BioPharma, Inc., a wholly owned subsidiary of the Company, in full satisfaction of the Convertible Note (including all interest which may be accrued but unpaid) as well as consideration for the cancellation of the BMSN Warrant held by Caven.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Agreement by and between the Company and Caven Investments LLC dated August 26, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-MATRIX SCIENTIFIC GROUP, INC.

By: /s/ David Koos
David Koos
Chief Executive Officer
Dated: September 3, 2013